UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Wayzata Blvd. #1147

Minnetonka, MN 55305

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

Effective April 25, 2023, the Board of Directors of the Company (the “Board”) appointed Roger Cockroft to serve as Chief Executive Officer of the Company, succeeding Rick Nechio, who has been serving as interim Chief Executive Officer since June 2022. Mr. Nechio continues to be employed by the Company and will resume his role as Head of Sales Development.

In connection with the Chief Executive Officer appointment, the Company entered into an employment agreement with Mr. Cockroft dated April 25, 2023. Under the employment agreement, which is for an indefinite term, Mr. Cockroft is entitled to receive annual base salary of $450,000 and is eligible to receive an annual cash bonus commencing in 2024 (the “Bonus”), the target amount of which will be equal to 50% of his base salary. The amount of the actual Bonus payable for each year will be determined by the Board (or a compensation committee thereof) based on the satisfaction of performance objectives to be determined by the Board (or a compensation committee thereof). Achievement of performance objectives for each year will be determined by the Board (or compensation committee thereof) upon the filing of the Company’s Annual Report on Form 10-K for the applicable performance year (the “Vesting Date”); and the Bonus, if earned, will be paid in a lump sum promptly following such determination, provided that the Employee remains employed by the Company on such date. The Bonus is payable in a combination of cash and shares of common stock issued out of the Company’s 2021 Equity Incentive Plan (the “Equity Incentive Plan”) valued at the closing price of the Company’s common stock on the Vesting Date. Unless agreed otherwise, the cash portion of the Bonus will be the minimum amount of income withholding taxes resulting from payment of the entire Bonus. To the extent that there are not sufficient available shares reserved for issuance under the Equity Incentive Plan (or successor plans) to support Bonus payments otherwise payable in stock, the Company will pay such Bonus payments in cash. Mr. Cockroft is also eligible to receive additional discretionary bonuses based upon his performance on behalf of the Company and/or the Company’s performance in such amounts, in such manner and at such times as may be determined by the board of directors or a committee thereof, and is eligible to participate in the standard benefits which the Company generally provides to its full-time employees under its applicable plans and policies.

During the first 12 months of his employment term, 50% of Mr. Cockroft’s salary, or $225,000, will be paid in cash installments in accordance with the Company’s regular payroll practices. In lieu of cash salary in the amount of the remaining $225,000, the Company granted Mr. Cockroft an inducement award of 463,917 shares of restricted stock (the “Restricted Stock”) upon the commencement of his employment. The Restricted Stock award is subject to transfer and forfeiture restrictions that are scheduled to lapse in four installments as nearly equal in amount as possible on the three, six, nine and twelve month anniversaries of the grant date, subject to continued employment. Mr. Cockcroft may elect to satisfy tax withholding obligations upon vesting of the award by forfeiting shares having a value equal to the withholding tax amount.

Also upon commencement of his employment, Mr. Cockroft was granted (i) a 1,000,000 share stock option award (the “Stock Option”), and (ii) a restricted stock unit award (“RSUs”). The Stock Option has an exercise price equal to $1.00 per share and, subject to continued employment, is scheduled to vest with respect to 250,000 shares on the one-year anniversary of the grant date and, thereafter, is scheduled to vest in 36 monthly installments as nearly equal in amount as possible (approximately 20,883 shares) commencing on the 13th month anniversary of the grant date and continuing on each one month anniversary thereafter. The RSUs have a target payout amount equal to $154,726, which represents 50% of Mr. Cockroft’s salary (i.e., $225,000), but prorated for the partial 2023 year during which he will be employed by the Company. The amount of the RSU award actually payable will be determined by the Board (or a compensation committee thereof) in its discretion based on Mr. Cockroft’s satisfaction of 2023 performance objectives to be determined by the Board (or a compensation committee thereof). Achievement of performance objectives will be determined by the Board (or compensation committee thereof) upon the filing of the Company’s Annual Report on Form 10-K for the 2023 fiscal year, and the RSUs, if and to the extent earned, will be paid in a lump sum promptly following such determination, provided that the Mr. Cockroft remains employed by the Company. The RSUs will be settled in shares of the Company’s common stock valued at the most recent closing price of the Company’s common stock on the payment date; provided, however, that Mr. Cockroft may elect to satisfy tax withholding obligations upon vesting of the award by having the Company withhold shares having a value equal to the withholding tax.

The grants of the Restricted Stock award, the Stock Option and the RSUs were made separately from the Company’s 2021 Equity Incentive Plan (the “Equity Incentive Plan”) as inducements material to Mr. Cockroft entering into employment with the Company in accordance with Section 711(a) of the NYSE American LLC Company Guide, and each was approved by the Company’s independent compensation committee. Although granted separately from the Equity Incentive Plan, the Restricted Stock grant, the Stock Option and the Restricted Stock Units are subject to the terms contained in the Equity Incentive Plan, except as otherwise provided for in the agreements governing such awards (the “Restricted Stock Agreement,” Stock Option Agreement,” and “RSU Agreement,” respectively).

Under his employment agreement, if Mr. Cockroft’s employment is terminated by the Company for any reason other than Cause (as defined in the employment agreement), or Mr. Cockroft resigns as an employee of the Company for Good Reason (as defined in the employment agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance in the form of continued base salary over a period of six months. In addition, upon the occurrence of a Change in Control (as defined in the employment agreement), the vesting of all outstanding unvested equity-based incentive awards will accelerate. The employment agreement includes a provision allowing the Company to reduce the payment to which Mr. Cockroft would be entitled upon a Change-in-Control transaction to the extent needed for him to avoid paying an excise tax under Internal Revenue Code Section 280G, unless he would be better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

Mr. Cockroft’s employment agreement contains customary confidentiality and intellectual property covenants and a non-solicitation restriction that provides, among other things, that Mr. Cockroft will not solicit our employees, consultants, customers, suppliers or other business relations for a period of one year after termination of employment.

Mr. Cockroft, age 57, is a hands-on professional leader with extensive experience of managing and growing businesses within private equity portfolios. Prior to joining the Company, since September 2020, Mr. Cockroft served as Executive Partner of Salt Creek Capital, a private equity firm that acquires profitable lower middle market businesses across the U.S. Mr. Cockroft also served as an Executive Board Member of Capital Building Maintenance since July 2021. From June 2019 until May 2020, Mr. Cockroft served as Chief Executive Officer and a Director of Delta Separations, a business that specializes in developing and manufacturing cannabis based extraction equipment. From August 2015 until June 2019, Mr. Cockroft served as Chief Executive Officer and a Board member of MDC Vacuum Products, LLC, a private equity owned multinational manufacturer of scientific and industrial products. Previously, Mr. Cockroft held chief executive, management or other positions with a business organizations in a variety of industries, including Buhive Group, Farsund Aluminium Casting AS, Constellation Energy, IBM Global Services, KPMG, Leopold Kostal GmbH & Co. KG, Toyota Motor Manufacturing UK and Land Rover. Mr. Cockroft holds a Master of Business Administration (MBA) from MIT Sloan School of Management and a Bachelor of Science from Birmingham City University, Birmingham, U.K.

In connection with his appointment as an officer of the Company, the Company entered into the Company’s standard form indemnification agreement for directors and officers with Mr. Cockcroft (the “Indemnification Agreement”). The indemnification agreement clarifies and supplements indemnification provisions already contained in the Company’s articles of incorporation and bylaws and generally provides that the Company shall indemnify its directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.

The foregoing summaries of Mr. Cockroft’s employment agreement with the Company, the Restricted Stock Agreement, the Stock Option Agreement and the RSU Agreement are qualified in all respects by the agreement themselves, copies of which are attached to this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein. The foregoing summary of the Indemnification Agreement is qualified in all respects to the form of such agreement, a copy of which is incorporated by reference as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated by reference herein.

A press release announcing the Mr. Cockroft’s appointment as Chief Executive Officer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated effective April 25, 2023 by and between Fresh Vine Wine, Inc. and Roger Cockroft
10.2	Restricted Stock Agreement dated April 25, 2023 by and between Fresh Vine Wine, Inc. and Roger Cockroft
10.3	Stock Option Agreement dated April 25, 2023 by and between Fresh Vine Wine, Inc. and Roger Cockroft
10.4	Restricted Stock Unit Agreement dated April 25, 2023 by and between Fresh Vine Wine, Inc. and Roger Cockroft
99.1	Press Release dated April 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: April 27, 2023	By:	/s/ James Spellmire
James Spellmire
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated effective April 25, 2023 by and between Fresh Vine Wine, Inc. and Roger Cockroft
10.2	Restricted Stock Agreement dated April 25, 2023 by and between Fresh Vine Wine, Inc. and Roger Cockroft
10.3	Stock Option Agreement dated April 25, 2023 by and between Fresh Vine Wine, Inc. and Roger Cockroft
10.4	Restricted Stock Unit Agreement dated April 25, 2023 by and between Fresh Vine Wine, Inc. and Roger Cockroft
99.1	Press Release dated April 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)